Flagstar® Bancorp, Inc.

FORMED UNDER THE LAWS OF THE STATE OF MICHIGAN

PD

MANDATORILY CONVERTIBLE
NON-CUMULATIVE PERPETUAL
PREFERRED STOCK, SERIES D

CUSIP 337930 60 6

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the owner of:

fully paid and non-assessable shares of mandatorily convertible non-cumulative perpetual preferred stock, series D, par value $0.01 per share, of

Flagstar Bancorp, Inc. (the "Corporation"), a Michigan corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.

THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:

Christine M. Reid
Secretary

FLAGSTAR BANCORP, INC.
CORPORATE SEAL
1993
MICHIGAN

Chief Executive Officer

COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER COMPANY
(Cranford, NJ)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

FLAGSTAR BANCORP, INC.

The shares represented by this certificate are issued subject to all the provisions of the Amended and Restated Articles of Incorporation and the Sixth Amended and Restated Bylaws of the Corporation as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

The Corporation will furnish without charge to each stockholder who so requests, a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class which the Corporation is authorized to issue, the differences in the relative rights and preferences between the shares of each such series of preferred stock to the extent they have been set, and the authority of the Board of Directors of the Corporation to set the relative rights and preferences of subsequent series of preferred stock. Such requests shall be made in writing to the Secretary of the Corporation.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT–__________ Custodian __________
(Cust) (Minor)
under Uniform Gifts to Minors
Act __________
(State)

UNIF TRF MIN ACT–__________ Custodian (until age ______)
(Cust)
__________ under Uniform Transfers
(Minor)
to Minors Act __________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________

X ____________________

X ____________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By ____________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.